EXHIBIT 23.02


HANSEN, BARNETT & MAXWELL                        (801) 532-2200
A Professional Corporation                     Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS               5 Triad Center, Suite 750
                                        Salt Lake City, Utah 84180-1128
                                                www.hbmcpas.com



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
International Automated Systems, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated September 24, 2002 with respect to the financial statements of International Automated Systems Inc. included in their annual report on Form 10-KSB filed on October 4, 2002 with the Securities and Exchange Commission, and incorporated by reference into this Registration Statement on Form S-8 and consent to the use of our name in the "Experts" section of this Registration Statement.



                              HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
November 13, 2002


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